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                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NATCO GROUP INC.

         FIRST:  The name of the corporation is NATCO Group Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

         FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 55,000,000 shares, of which 5,000,000 shall be shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 50,000,000 shall be shares of Common Stock, par value of $.01 per share ("Common Stock").

         The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the
Corporation:

         I.      Preferred Stock

                 The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors.

                 Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this
         Certificate of Incorporation and the Preferred Stock Series
         Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Certificate of Incorporation or in the Preferred Stock Series Resolution.
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                  Except in respect of characteristics of a particular series fixed by the Board of Directors, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative,

         II.      Common Stock

                  1. Dividends. Subject to the provisions of any Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

                  2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed,

                  3. Voting Rights. Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of any Preferred Stock Series Resolution, each holder of Common Stock shall have one vote for each share of such stock held by such holder on each matter voted upon by the stockholders.

         III.     No Preemptive Rights

                  No holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.

         FIFTH:   The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, except as may otherwise be provided in the bylaws.

         SIXTH:   Meetings of stockholders may be held within or without the
State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the bylaws of the Corporation,

         SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         EIGHTH:   No action required or permitted by the Delaware General
Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, pursuant to
Section 228 of the Delaware General Corporation Law or otherwise, unless a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding capital stock entitled to vote with respect to such matter if the matter had been presented at an annual or special meeting of stockholders of the Corporation duly called and convened.

         NINTH:    Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         TENTH:    To the fullest extent permitted by the Delaware General
Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         ELEVENTH: The Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

         TWELFTH: The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed in the manner provided in the bylaws of the Corporation or, in the absence of any such provision, by resolution of the Board of Directors, but in no case shall the number be less than three.

         The right to cumulate votes in the election of directors is expressly prohibited.

         The election of directors shall be by written ballot.

         The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, which classes shall consist of an equal, or as near to equal as possible, number of directors. At the first election of directors following the effective time of the

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certificate of amendment to the certificate of incorporation of the Corporation reflecting this Article, the director or directors of the first class shall be elected for a term expiring at the next succeeding annual meeting of stockholders to be held in 1999; the director or directors of the second class for a term expiring at the annual meeting to be held in 2000; and the director or directors of the third class for a term expiring at the annual meeting to be held in 2001. At each annual meeting, commencing with the annual meeting in 1999, the successor or successors to the class of directors whose term shall expire in that year shall be elected to hold office for the term of three years, so that the term of office for one class of directors shall expire in each year. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as near as possible to one-third of the whole number of directors as so adjusted. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. The bylaws may contain any provision regarding classification of the Corporation's directors not inconsistent with the terms hereof.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Preferred Stock Series Resolutions applicable thereto, and such directors so elected shall not be subject to the provisions of this Article Twelfth unless expressly provided by such terms.

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